Exhibit 99.1

SolarEdge Announces Fiscal Third Quarter Financial Results

Fremont, CA — May 7, 2015. SolarEdge Technologies, Inc. (NASDAQ: SEDG) today announced its financial results for the fiscal third quarter ended March 31, 2015.

Third Quarter 2015 Highlights

•	Record revenue of $86.4 million, up 17.9% from last quarter and 182.7% year-over-year
•	GAAP gross margin of 27.4%
•	GAAP net income of $6.0 million
•	Non-GAAP net income of $8.7 million
•	248 Megawatts AC inverters shipped

“I am happy to report record revenues of $86 million this quarter. This is in line with our expectations of moderate growth despite seasonality, coupled with the addition of a new sizeable customer. We expect revenue growth to continue through 2015 as originally projected,” said Guy Sella, Founder, Chairman and CEO of SolarEdge. “Our increased manufacturing capacity allowed us to reduce air shipments and combined with our planned cost reduction activities, increased our gross margin. The result of these two factors drove non-GAAP net profit to $8.7 million for the quarter, our third consecutive profitable quarter. We continued to see strong growth in the United States and Europe both in the residential and commercial markets. In the past quarter, we continued development of energy storage solutions which we expect to bring to market toward the end of 2015.”

Revenues

The Company reported revenues of $86.4 million, an increase of $13.1 million, or 17.9% from the prior quarter and an increase of $55.8 million or 182.7% from the same financial quarter in 2014.

Gross margins

GAAP gross margin was 27.4% up from 21.5% in the prior quarter and up from 20.4% in the third fiscal quarter of 2014. Non-GAAP gross margin was 27.6%, up from 21.6% in the prior quarter and 20.5% in the third fiscal quarter of 2014. This growth was driven mainly by cost reduction measures, reduction in the portion of air shipments compared to ocean freight and economies of scale related to the increased production volumes.

Operating expenses

GAAP operating expenses were $13.9 million, including an IPO related expense of $0.6 million, or 16.1% of revenue, an increase from $11.5 million, or 15.8% of revenue in the prior quarter and an increase from $10.8 million, or 35.3% of revenue when compared to the same fiscal quarter of 2014.

Operating income

GAAP operating income was $9.8 million, up from $4.2 million in the prior quarter and up from an operating loss of $4.5 million in the fiscal third quarter of 2014.

Financial Expenses

Financial expenses were $3.4 million compared to $0.5 million in the previous quarter and $0.6 million in the same quarter last year. The expenses included $1.8 million mark to market expenses related to warrants issued to a lender on a debt that been repaid in full as well as the effect of foreign currency fluctuations between the Euro and US Dollar.

Net Income

GAAP net income was $6.0 million, up from $3.4 million in the prior quarter and up from a net loss of $5.2 million in the third quarter of 2014. Non-GAAP net income was $8.7 million, an increase from $4.1 million in the prior quarter and an increase from a net loss of $5.0 million in the fiscal third quarter of 2014.

EPS

Net diluted earnings per share (“EPS”) was $0.01, up from $0.00 in the prior quarter and up from a net diluted loss per share of $1.87 in the third fiscal quarter of 2014, based on 7,099,046 shares, 2,815,694 shares and 2,806,044 shares, respectively.  This does not include the shares issued in the initial public offering which closed on March 31, 2015 or the conversion of preferred to common stock effected as of that date. Non-GAAP net diluted EPS was $0.20, an increase from $0.12 in the prior quarter and an increase from a net diluted loss per share of $0.19 in the third fiscal quarter of 2014, based on 44,148,228 shares, 34,197,530 shares and 26,503,344 shares, respectively.

Cash

At March 31, 2015, cash, cash equivalents and restricted cash, totaled $138.8 million, which include net cash proceeds from our initial public offering of $134.8 million, compared to $27.2 million on December 31, 2014. At March 31, 2015, the Company did not have any debt.

Outlook for the Fourth Quarter

The Company also provides guidance for the fourth fiscal quarter of 2015 as follows:

•	Revenues to be within the range of $92 million to $96 million;
•	Gross margins to be within the range of 26% to 28%.

Conference Call

The Company will host a conference call to discuss these results at 5:00 P.M. Eastern Time on Thursday, May 7, 2015. The call will be available, live, to interested parties by dialing +1 877-419-6603. For international callers, please dial +1 719-325-4795. The Conference ID number is 9169560.  A live webcast will also be available in the Investors Relations section of SolarEdge website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge provides an intelligent inverter solution that has changed the way power is harvested and managed in solar photovoltaic systems. The SolarEdge DC optimized inverter system maximizes power generation at the individual PV module-level while lowering the cost of energy produced by the solar PV system. The SolarEdge system consists of power optimizers, inverters and a cloud-based monitoring platform and addresses a broad range of solar market segments, from residential solar installations to commercial and small utility-scale solar installations.

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this press release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. SolarEdge believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Registration Statement on Form S-1 (including the related prospectus), Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, when it becomes available, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of May 7, 2015.  SolarEdge undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2015	2014	2015	2014

Revenues	$86,399	$30,560	$226,658	$88,644
Cost of revenues	62,698	24,331	173,146	75,397
Gross profit	23,701	6,229	53,512	13,247

Operating expenses:
Research and development, net	5,490	4,864	15,317	13,686
Sales and marketing	6,422	4,592	17,541	12,372
General and administrative	1,990	1,318	4,270	3,120
Total operating expenses	13,902	10,774	37,128	29,178

Operating income (loss)	9,799	(4,545)	16,384	(15,931)

Financial expenses, net	3,436	626	3,378	2,317

Income (loss) before taxes on income	6,363	(5,171)	13,006	(18,248)

Taxes on income	398	67	1,146	88

Net income (loss)	$5,965	$(5,238)	$11,860	$(18,336)

Net basic earnings (loss) per share of common stock	$0.01	$(1.87)	$0.02	$(6.56)
Net diluted earnings (loss) per share of common stock	$0.01	$(1.87)	$0.01	$(6.56)

Number of shares used in computing net basic earnings (loss) per share of common stock	2,822,893	2,806,044	2,817,090	2,795,397
Number of shares used in computing net diluted earnings (loss) per share of common stock	7,099,046	2,806,044	5,534,903	2,795,397

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	June 30,
	2015	2014
	Unaudited	Audited
ASSETS
Current assets
Cash and cash equivalents	$135,204	$9,754
Restricted cash	3,575	1,602
Trade receivables, net	45,093	19,267
Prepaid expenses and other accounts receivable	25,312	13,151
Inventories	64,522	25,499
Total current assets	273,706	69,273
Property and equipment, net	11,903	5,351
Long-term lease deposit and prepaid expenses	380	367
Long-term deferred charges	-	7
Total assets	$285,989	$74,998

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current liabilities:
Short term bank loan	$-	$13,326
Current maturities of term loan	-	3,474
Trade payables	36,233	36,815
Employees and payroll accruals	6,017	5,210
Warranty obligations	7,661	5,496
Deferred revenues	1,098	1,729
Accrued expenses and other accounts payable	52,428	6,893
Total current liabilities	103,437	72,943

Long-term liabilities:
Warranty obligations	20,238	12,685
Deferred revenues	6,995	4,252
Warrants to purchase common stock	2,830	765
Term loan	-	3,444
Lease incentive obligation	1,959	-
Total long-term liabilities	32,022	21,146

Commitments and Contingent liabilities

Convertible Preferred Series A, B, C, D, D-1, D-2 and D-3 stock	-	116,203

Stockholders’ equity (deficiency):
Share capital
Common stock	4	* -
Additional paid-in capital	280,040	5,878
Accumulated other comprehensive loss	(263)	(61)
Accumulated deficit	(129,251)	(141,111)
Total stockholders’ equity (deficiency)	150,530	(135,294)

Total liabilities and stockholders’ equity (deficiency)	$285,989	$74,998

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended March 31,
	2015	2014
Cash flows used in operating activities:
Net income (loss)	$11,860	$(18,336)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	1,647	1,451
Stock-based compensation related to employee and non-employee consultants stock options	1,750	791
Interest expenses related to Bank Loan	-	36
Financial expenses (income), net related to term loan	(992)	506
Remeasurement of warrants to purchase preferred and common stock	2,065	(45)
Changes in assets and liabilities:
Inventories	(39,071)	(10,406)
Prepaid expenses and other accounts receivable	(12,198)	(3,910)
Trade receivables, net	(25,993)	(4,102)
Trade payables	(1,264)	14,270
Employees and payroll accruals	883	1,059
Warranty obligations	9,718	6,743
Deferred revenues	2,116	(715)
Accrued expenses and other accounts payable	43,601	(229)
Lease incentive obligation	2,243	-
Net cash used in operating activities	(3,635)	(12,887)

Cash flows used in investing activities:
Purchase of property and equipment	(8,254)	(2,263)
Increase in restricted cash	(1,973)	(18)
Decrease (increase) in long-term deposits	(24)	26
Net cash used in investing activities	(10,251)	(2,255)

Cash flows from financing activities:
Proceeds from short-term bank loans	23,000	16,361
Repayments of short-term bank loans	(36,326)	(9,019)
Payments of term loan	(5,919)	(1,616)
Proceeds from issuance of Series D-2 Convertible Preferred stock, net	-	669
Proceeds from issuance of Series E Convertible Preferred stock, net	24,712	-
Proceeds from IPO, net	133,944	-
Receipt on account of shares	-	7,115
Proceeds from exercise of employee stock options	46	51
Net cash provided by financing activities	139,457	13,561

Increase (decrease) in cash and cash equivalents	125,571	(1,581)
Cash and cash equivalents at the beginning of the period	9,754	13,142
Erosion due to exchange rate differences	(121)	(89)

Cash and cash equivalents at the end of the period	$135,204	$11,472

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three months ended March 31,		Nine months ended March 31,
	2015	2014	2015	2014
Gross profit (GAAP)	$23,701	$6,229	$53,512	$13,247
Stock-based compensation cost of revenues	140	33	254	80
Gross profit (Non-GAAP)	$23,841	$6,262	$53,766	$13,327

Gross margin (GAAP)	27.4%	20.4%	23.6%	14.9%
Stock-based compensation	0.2%	0.1%	0.1%	0.1%
Gross margin (Non-GAAP)	27.6%	20.5%	23.7%	15.0%

Operating expenses (GAAP)	$13,902	$10,774	$37,128	$29,178
Stock-based compensation R&D	183	102	449	288
Stock-based compensation S&M	292	74	545	215
Stock-based compensation G&A	355	69	502	208
Operating expenses (Non-GAAP)	$13,072	$10,529	$35,632	$28,467

Operating income (loss) (GAAP)	$9,799	$(4,545)	$16,384	$(15,931)
Stock-based compensation	970	278	1,750	791
Operating income (loss) (Non-GAAP)	$10,769	$(4,267)	$18,134	$(15,140)

Finance expenses (GAAP)	$3,436	$626	$3,378	$2,317
Warrants remeasurement adjustment	1,800	(8)	2,065	(45)
Finance expenses (Non-GAAP)	$1,636	$634	$1,313	$2,362

Net income (loss) (GAAP)	$5,965	$(5,238)	$11,860	$(18,336)
Stock-based compensation	970	278	1,750	791
Warrants remeasurement adjustment	1,800	(8)	2,065	(45)
Net income (loss) (Non-GAAP)	$8,735	$(4,968)	$15,675	$(17,590)

Net basic earnings (loss) per share (GAAP)	$0.01	$(1.87)	$0.02	$(6.56)
Stock-based compensation	0.03	0.01	0.05	0.03
Warrants remeasurement adjustment	0.04	-	0.07	-
Additional earnings per share giving effect to IPO and conversion of preferred stock at the beginning of the periods (1)	0.14	1.67	0.34	5.87
Net basic earnings (loss) per share (Non-GAAP)	$0.22	$(0.19)	$0.48	$(0.66)

Number of shares used in computing net basic earnings (loss) per share (GAAP)	2,822,893	2,806,044	2,817,090	2,795,397
Additional shares giving effect to IPO and conversion of preferred stock at the beginning of the periods (1)	36,297,931	23,697,300	30,025,279	23,665,917
Number of shares used in computing net basic earnings (loss) per share (Non-GAAP)	39,120,824	26,503,344	32,842,369	26,461,314

Net diluted earnings (loss) per share (GAAP)	$0.01	$(1.87)	$0.01	$(6.56)
Stock-based compensation	0.02	0.01	0.05	0.03
Warrants remeasurement adjustment	0.04	-	0.05	-
Additional earnings per share giving effect to IPO and conversion of preferred stock at the beginning of the periods (1)	0.13	1.67	0.32	5.87
Net diluted earnings (loss) per share (Non-GAAP)	$0.20	$(0.19)	$0.43	$(0.66)

Number of shares used in computing net diluted earnings (loss) per share (GAAP)	7,099,046	2,806,044	5,534,903	2,795,397
Additional shares related Stock-based compensation	647,474		670,669
Additional shares relate to warrants remeasurement adjustment	103,777		36,839
Additional shares giving effect to IPO and conversion of preferred stock at the beginning of the periods (1)	36,297,931	23,697,300	30,025,279	23,665,917
Number of shares used in computing net diluted earnings (loss) per share (Non-GAAP)	44,148,228	26,503,344	36,267,690	26,461,314

(1)
Assumes shares of common stock outstanding after accounting for (i) the automatic conversion of the shares of preferred stock then outstanding into common stock at the beginning of fiscal year 2015; and (ii) the issuance of 8,050,000 shares of common stock (associated with our initial public offering) at the beginning of the third fiscal quarter instead of the IPO closing date, March 31, 2015.

Investor Contacts
SolarEdge Technologies, Inc.
Ronen Faier, Chief Financial Officer
investors@solaredge.com
+1 510-498-3263

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
investors@solaredge.com
+1 415-471-2700